CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Carolina First Corporation of our report dated March 23, 1998 relating to the financial statements of Resource Processing Group, Inc., which appears in such Proxy Statement/Prospectus. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.


PRICE WATERHOUSE LLP
Columbia, South Carolina
April 14, 1998




                                     II-12